As filed with the Securities and Exchange Commission on August 23, 2005
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0480482 (IRS Employer Identification No.)
16215 Alton Parkway, Irvine, California 92618
(Address of principal executive offices) (Zip code)

Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated
Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated
Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as
amended, including the sub plan thereto, the Stock Option and Restricted Stock Incentive Plan for Israeli
Employees-2003 (as assumed by Broadcom Corporation)

(Full title of the Plans)

David A. Dull, Esq.
Senior Vice President of Business Affairs, General Counsel and Secretary
Broadcom Corporation
16215 Alton Parkway, Irvine, California 92618
(Name and address of agent for service)
(949) 450-8700
(Telephone number, including area code, of agent for service)

Copies to:
Patrick Seaver, Esq.
Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Costa Mesa, California 92626
(714) 540-1235

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Broadcom Corporation 1998 Stock Incentive Plan Class A Common Stock, $.0001 par value	24,872,884 shares	$41.40(2)	$1,029,613,033(2)	$121,185
Broadcom Corporation 1998 Employee Stock Purchase Plan Class A Common Stock, $.0001 par value	2,939,778 shares	$41.40(2)	$121,692,110(2)	$14,323
Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended (as assumed by Broadcom Corporation) Class A Common Stock $.0001 par value	159,675 shares	$2.96(3)	$472,638(3)	$56
Selling Shareholders Class A Common Stock, $.0001 par value	36,716 shares(4)	$41.40(2)	$1,519,859(3)	$179
Total	28,009,053 shares		$1,153,297,640	$135,743

(1)	This Registration Statement shall also cover any additional shares of Broadcom Corporation’s Class A Common Stock that become issuable under any of the following plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Broadcom Corporation’s receipt of consideration that results in an increase in the number of Broadcom Corporation’s outstanding shares of Class A Common Stock: (a) the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated, (b) the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated, and (c) the Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended, including the sub plan thereto, the Stock Option and Restricted Stock Incentive Plan for Israeli Employees-2003, assumed by Broadcom Corporation.

(2)	Calculated solely for the purpose of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Broadcom Corporation’s Class A Common Sock on August 18, 2005, as reported on the NASDAQ National Market.

(3)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the outstanding options.

(4)	Such shares are being registered on behalf of certain selling shareholders who received shares of Broadcom’s Class A Common Stock in exchange for restricted shares issued under the Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan in connection with the acquisition by Broadcom of Siliquent Technologies Inc., a Delaware corporation, in August 2005. As of August 23, 2005 all of such shares were subject to repurchase by Broadcom at a price equal to $2.96 per share upon certain events relating to termination of the selling shareholder’s employment with Broadcom or a subsidiary thereof as provided under the terms of an Unvested Exchange Agreement between Broadcom and the selling shareholder dated as of August 10, 2005. The number of shares subject to repurchase will decline hereafter on a ratable basis in accordance with a vesting schedule tied to the shareholder’s continued service with Broadcom or a subsidiary thereof, subject to accelerated vesting in certain circumstances. Unvested shares are subject to transfer restrictions under the Unvested Exchange Agreement.

EXPLANATORY NOTE
     This registration statement relates to (i) 24,872,884 shares of Broadcom Corporation’s Class A common stock to be issued under the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated, (ii) 2,939,778 shares of Class A common stock to be issued in the future under the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated, (iii) 159,675 shares of Class A common stock to be issued in the future under the Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended, including the sub plan thereto, the Stock Option and Restricted Stock Incentive Plan for Israeli Employees-2003, and assumed by Broadcom in connection with our acquisition of Siliquent Technologies Inc. (“Siliquent”) in August 2005 and (iv) the resale of 36,716 shares of Class A common stock issued to certain holders of restricted capital stock of Siliquent in connection with our acquisition of Siliquent.
     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a “reoffer” prospectus prepared in accordance with Part I of Form S-3 to be used in connection with resales of restricted shares of common stock issued under an employee benefit plan. These shares of common stock may be considered “restricted securities” as defined in General Instruction C(1) to Form S-8.

PROSPECTUS
BROADCOM CORPORATION
36,716 Shares of Class A Common Stock

     In connection with our acquisition of Siliquent Technologies Inc., a Delaware corporation, in August 2005 we issued a total of 36,716 shares of our Class A common stock to certain holders of restricted capital stock of Siliquent issued to such holders under the Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended (the “Siliquent Plan”), and assumed by us in connection with such acquisition. This prospectus may be used by such holders to resell the shares of our Class A common stock issued to them in the Siliquent acquisition.
     The selling shareholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares covered by this prospectus.
     Our Class A common stock is traded on the NASDAQ National Market under the symbol “BRCM.” On August 19, 2005, the closing sale price of the Class A common stock on Nasdaq was $41.88 per share. You are urged to obtain current market quotations for our Class A common stock.

     Investing in our Class A common stock involves a high degree of risk. See the section entitled “Risk Factors” in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties you should consider.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2005.

     Unless the context otherwise requires or otherwise specifies, references in this prospectus to “Broadcom,” “we,” “our,” and “us” refer to Broadcom Corporation and its subsidiaries.
     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in, or incorporated by reference in, this prospectus is accurate only as of the date of this prospectus, or the date of the document in which it appears, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.

PROSPECTUS SUMMARY
Broadcom Corporation
     Broadcom Corporation is a global leader in wired and wireless broadband communications semiconductors. Our products enable the convergence of high-speed data, high definition video, voice and audio at home, in the office and on the go. Broadcom provides manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices with complete system-on-a-chip and software solutions. Our diverse product portfolio addresses every major broadband communications market, and includes solutions for digital cable, satellite and Internet Protocol (IP) set-top boxes; high definition television (HDTV); cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network and security processors; and SystemI/O server solutions.
     We were incorporated in California in August 1991. Our principal executive offices are located at 16215 Alton Parkway, Irvine, California 92618-3616, and our telephone number at that location is (949) 450-8700. Our Internet address is www.broadcom.com. Information contained in our website is not incorporated by reference into and does not form any part of this prospectus.
Acquisition of Siliquent Technologies Inc.
     In August 2005 we completed the acquisition of Siliquent Technologies Inc., a Delaware corporation. In connection with the acquisition, Broadcom paid a total of $75.5 million in cash in exchange for all outstanding shares of unrestricted capital stock and vested options of Siliquent. Broadcom also assumed all unvested employee stock options and shares of restricted stock of Siliquent awarded under the Siliquent Plan. As a result, we issued an aggregate of 36,716 shares of Broadcom Class A common stock to the selling shareholders in exchange for the shares of restricted capital stock of Siliquent held by them. As of August 23, 2005, all of such shares were subject to a right of repurchase by Broadcom at a price equal to $2.96 per share upon certain events relating to termination of the selling shareholder’s employment with Broadcom or a subsidiary thereof as provided under the terms of an Unvested Exchange Agreement between Broadcom and each selling shareholder dated as of August 10, 2005. The number of shares subject to repurchase will decline hereafter on a ratable basis in accordance with a vesting schedule tied to the shareholder’s continued service with Broadcom or a subsidiary thereof, subject to accelerated vesting in certain events. Unvested shares are subject to transfer restrictions under the Unvested Exchange Agreement. The offer and sale of the shares of Class A common stock were effected without registration in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act.
The Offering

Class A common stock offered by selling shareholders	36,716 shares

Use of proceeds	Broadcom Corporation will not receive any proceeds from the sale of shares in this offering

NASDAQ National Market symbol	BRCM

RISK FACTORS
     Before deciding to purchase, hold or sell our Class A common stock, you should carefully consider the cautionary statements, risk factors and other information described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K, which are incorporated herein by reference. The risks and uncertainties described in those documents and others that we file with the SEC are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on Broadcom, our business, financial condition and results of operations could be seriously harmed. In that event, the market price for our Class A common stock could decline and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
     All statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Reference is made in particular to forward-looking statements regarding product sales, expenses, earnings per share, liquidity and capital resources and trends. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.
     Important factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for the year ended December 31, 2004 and other documents that we file with the SEC that are incorporated herein by reference. You may obtain copies of these documents as described under “Where You Can Find More Information” below.
     Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials by mail at prescribed rates by writing to the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov) through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). You can also inspect reports and other information we file at the office of National Association of Securities Dealers, 9600 Blackwell Road, Rockville, Maryland 20850.
     This prospectus is part of a registration statement on Form S-8 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Class A common stock, including certain exhibits. You can obtain a copy of this registration statement from the SEC at the address listed above or from the SEC’s website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 1, 2005 with the SEC;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, filed May 5, 2005 with the SEC, and for the quarter ended June 30, 2005, filed July 29, 2005 with the SEC;

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2005, January 6, 2005, February 7, 2005, March 1, 2005, June 29, 2005, and July 1, 2005;

•	The Definitive Proxy Statement for our 2005 Annual Meeting of Shareholders as filed March 28, 2005 with the SEC on Schedule 14A; and

•	Broadcom’s Registration Statement No. 000-23993 on Form 8-A filed April 6, 1998 with the SEC, in which there is described the terms, rights and provisions applicable to Broadcom’s Class A Common Stock, and any other amendments or reports filed for the purpose of updating such description.
          Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the sale of all the shares covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this registration statement, a report furnished to the SEC on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:
Investor Relations
Broadcom Corporation
P.O. Box 57013
Irvine, California 92619
(949) 926-5663
     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.
USE OF PROCEEDS
     The selling shareholders will receive all, and we will not receive any, of the proceeds from the sales of the shares of Class A common stock by the selling shareholders pursuant to this prospectus. We will pay substantially all of the expenses incident to this registration of such shares, except for sales commissions and other expenses of the selling shareholders.
DILUTION
     The net tangible book value of our common stock on June 30, 2005 was approximately $1.459 billion, or approximately $4.34 per share. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our Class A and Class B common stock outstanding as of June 30, 2005. The shares subject to this prospectus were issued on August 10, 2005. Since we are not issuing any additional shares in connection with sales of the Class A common stock being made pursuant to the prospectus, and since we will not receive any of the proceeds from the sales of Class A common stock under this prospectus, the net tangible book value of our Class A common stock as of June 30, 2005 will not be increased as a result of such sales, nor will the number of shares outstanding be affected by such sales. Consequently, there will be no change in net tangible book value per share of our Class A common stock as a result of any sales made under this prospectus.

However, new investors may experience dilution. Any dilution to new investors will represent the difference between the amount per share paid by a purchaser of shares of our Class A common stock in this offering and the net tangible book value per share of our Class A common stock at the time of the purchase. Our Class B common stock is not publicly traded.
SELLING SHAREHOLDERS
     The shares of Class A common stock that may be resold hereunder by the selling shareholders are shares that were issued by us in connection with the Siliquent acquisition in exchange for shares of restricted capital stock of Siliquent issued to such persons under the Siliquent Plan. The following table sets forth, as of August 23, 2005, the number of shares and the percentage of our Class A common stock owned by each selling shareholder prior to this offering and the number of shares of Class A common stock that may be offered by each selling shareholder pursuant to this prospectus. As of the date of this prospectus, all of the selling shareholders are our employees or employees of one of our subsidiaries (however, Mr. Oren holds his shares in his name together with his wife’s name). The information is based on the number of shares of our Class A common stock outstanding as of June 30, 2005 and information provided to us by or on behalf of the selling shareholders. We cannot estimate the amount of our Class A common stock that will be beneficially owned by the selling shareholders after completion of this offering because the selling shareholders may offer all, some or none of the shares of our Class A common stock beneficially owned by them. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information regarding their shares. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below:

	Shares of Class A	Percentage of Shares of	Number of Shares of
	Common Stock	Class A Common Stock	Class A Common Stock
	Owned Prior to this	Outstanding Prior to this	Available for Sale in
Name	Offering (1)	Offering (1)	this Offering
Amit Oren and Rachel Oren-Artzi, Community Property	32,888	*	32,888
Deborah Vogt	4,209	*	3,828

Total	37,097	*	36,716

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of Class A common stock issuable under options, warrants or convertible securities that are exercisable within 60 days after August 23, 2005 are deemed outstanding for computing the percentage ownership of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Class A common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named above.
     Except as set forth below, none of the selling shareholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years:
•	Each of the selling shareholders set forth above is a party to an Unvested Exchange Agreement dated as of August 10, 2005 with Broadcom Corporation;

•	Each of the selling shareholders has been employed by Siliquent or Broadcom.
All of the shares received by the selling shareholders at the closing of the Siliquent transaction were “restricted securities” under the Securities Act prior to this registration.

PLAN OF DISTRIBUTION
     The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. We will not receive any of the proceeds from this offering. The term “selling shareholders” includes the selling shareholders named in the table above and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at fixed prices and under terms then prevailing or at prices related to the then current market price or determined in negotiated transactions. Our Class A common stock is listed on the NASDAQ National Market. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ National Market;

•	in privately negotiated transactions; and

•	in option transactions.
     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. There is no assurance that the selling shareholders will sell all or a portion of the shares being offered hereby.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling shareholders who are not subject to our insider trading policy may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders who are not subject to our insider trading policy, may also sell the Class A common stock short and redeliver the shares to close out such short positions. These selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling shareholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including but not limited to, liabilities under Sections 11, 12 and 17 of the Securities Act.

     The selling shareholders and any other persons participating in such distributions may also be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M. Regulation M may limit the timing of purchases and sales of shares by the selling shareholders and any other persons and may restrict, for a period of up to five business days prior to the commencement of the distribution, the ability of any person engaged in a distribution of shares of our Class A common stock to engage in market-making activities with respect to these shares. The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M. We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
     To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of the Class A common stock by the selling shareholders.
     At the time a particular offer of shares is made, if required, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the name of any selling shareholder, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
     We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares of Class A common stock. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
EXPERTS
     Broadcom’s consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended December 31, 2004 and Broadcom management’s assessment of the effectiveness of internal control over financial reporting included therein, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports included therein and incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedule) and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
LEGAL MATTERS
     The validity of the shares being offered by this prospectus will be passed upon for us by Latham & Watkins LLP.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     Broadcom Corporation (“Broadcom”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 1, 2005 with the SEC;

(b)	Broadcom’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, filed May 5, 2005 with the SEC, and for the quarter ended June 30, 2005, filed July 29, 2005 with the SEC;

(c)	Broadcom’s Current Reports on Form 8-K filed with the SEC on January 4, 2005, January 6, 2005, February 7, 2005, March 1, 2005, June 29, 2005, and July 1, 2005; and

(d)	Broadcom’s Registration Statement No. 000-23993 on Form 8-A filed April 6, 1998 with the SEC, in which there is described the terms, rights and provisions applicable to Broadcom’s Class A Common Stock, and any other amendments or reports filed for the purpose of updating such description.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Broadcom’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the “California Law”). Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v)

acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.
     Broadcom’s Articles of Incorporation also include an authorization for Broadcom to indemnify its “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws provide for indemnification of Broadcom’s directors. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. Such indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).
Item 7. Exemption from Registration Claimed
     The 36,716 shares of restricted stock that are being registered for reoffer and resale under this registration statement were issued pursuant to written compensation contracts in transactions exempt from registration under Rule 701 under the Securities Act.
Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).
5.1	Opinion and consent of Latham & Watkins LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP is contained in Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1*	Broadcom Corporation 1998 Stock Incentive Plan (as amended and restated through March 11, 2005).
99.2**	Broadcom Corporation 1998 Employee Stock Purchase Plan (as amended and restated through March 21, 2003).
99.3	Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended (as assumed by Broadcom Corporation), together with the sub plan thereto, the Stock Option and Restricted Stock Incentive Plan for Israeli Employees-2003.
99.4	Forms of Notices of Stock Option Grant, together with forms of Stock Option Agreements for the Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, and for the Stock Option and Restricted Stock Incentive Plan for Israeli Employees-2003 (each as assumed by Broadcom Corporation).

*	Exhibit 99.1 is incorporated herein by reference to Exhibit 10.1 to Broadcom’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 5, 2005 with the SEC.

**	Exhibit 99.2 is incorporated herein by reference to Exhibit 10.1 to Broadcom’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed November 7, 2003 with the SEC.
Item 9. Undertakings
     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings of those securities made pursuant to the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated, the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated, and the Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended and assumed by Broadcom.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 23rd day of August, 2005.

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Henry Samueli and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott A. McGregor	President, Chief Executive Officer and Director	August 23, 2005
Scott A. McGregor	(Principal Executive Officer)

/s/ Henry Samueli	Chairman of the Board and Chief Technical Officer	August 23, 2005
Henry Samueli, Ph.D.

/s/ William J. Ruehle	Senior Vice President and Chief Financial Officer	August 23, 2005
William J. Ruehle	(Principal Financial Officer)

/s/ Bruce E. Kiddoo	Vice President and Corporate Controller	August 23, 2005
Bruce E. Kiddoo	(Principal Accounting Officer)

/s/ George L. Farinsky	Director	August 23, 2005
George L. Farinsky

/s/ John Major	Director	August 23, 2005
John Major

/s/ Alan E. Ross	Director	August 23, 2005
Alan E. Ross

/s/ Robert E. Switz	Director	August 23, 2005
Robert E. Switz

/s/ Werner F. Wolfen	Director	August 23, 2005
Werner F. Wolfen

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
EXHIBITS
TO
FORM S-8
UNDER THE
SECURITIES ACT OF 1933
BROADCOM CORPORATION

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).
5.1	Opinion and consent of Latham & Watkins LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP is contained in Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1*	Broadcom Corporation 1998 Stock Incentive Plan (as amended and restated through March 11, 2005).
99.2**	Broadcom Corporation 1998 Employee Stock Purchase Plan (as amended and restated through March 21, 2003).
99.3	Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended (as assumed by Broadcom Corporation), together with the sub plan thereto, the Stock Option and Restricted Stock Incentive Plan for Israeli Employees-2003.
99.4	Forms of Notices of Stock Option Grant, together with forms of Stock Option Agreements for the Siliquent Technologies Inc. 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, and for the Stock Option and Restricted Stock Incentive Plan for Israeli Employees-2003 (each as assumed by Broadcom Corporation).

*	Exhibit 99.1 is incorporated herein by reference to Exhibit 10.1 to Broadcom’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 5, 2005 with the SEC.

**	Exhibit 99.2 is incorporated herein by reference to Exhibit 10.1 to Broadcom’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed November 7, 2003 with the SEC.